EXHIBIT 99.1

FOR RELEASE AT 5AM PDT

Investor:	Media:	Company:
Doug Sherk	Jen Saunders	Jim Klingler, CFO
dsherk@evcgroup.com	jsaunders@evcgroup.com	IR@nasmedical.com
or	(646) 201-5431	(818) 734-8600
Jennifer Beugelmans
jbeugelmans@evcgroup.com
(415) 896-6820

NORTH AMERICAN SCIENTIFIC WILL DIVEST NOMOS BUSINESS AND FOCUS EXCLUSIVELY ON BRACHYTHERAPY

CHATSWORTH, CA - August 3, 2007 - North American Scientific, Inc. (Nasdaq: NASI) announced today that it has decided to divest its NOMOS Radiation Oncology business. The Company will renew its focus on the marketing and development of innovative brachytherapy products for the treatment of cancer, including Prospera® brachytherapy seeds and SurTRAK™ needles and strands used primarily in the treatment of prostate cancer. The Company remains on track to commercialize its ClearPath™ multi-channel catheter breast brachytherapy devices in 2007. The ClearPath products are the only devices approved for both high-dose and continuous release, or low-dose, radiation treatments. The devices are designed to provide flexible, precise dose conformance and an innovative delivery system that is intended to offer a more advanced form of brachytherapy for the treatment of breast cancer.

“The Company, with CIBC World Markets acting as our financial advisor, has been working to formalize the final details of our divestiture of the NOMOS business, and we will announce those details when they are complete,” said John Rush, President and Chief Executive Officer of North American Scientific. “In the interim, NOMOS will continue to provide its high quality products and services to customers. We expect the divestiture of the NOMOS business to allow us to better utilize the Company’s financial resources to benefit the marketing and development of innovative brachytherapy products for the treatment of cancer.”

About North American Scientific

North American Scientific is a leader in radiation therapy products and services in the fight against cancer. Its innovative products provide physicians with tools for the treatment of various types of cancers. They include Prospera® brachytherapy seeds and SurTRAK™ needles and strands used primarily in the treatment of prostate cancer. In addition the Company plans to commercialize its ClearPath™ multi-channel catheter breast brachytherapy devices in 2007, which are the only devices approved for both high dose and continuous release, or low dose, radiation treatments. The devices are designed to provide flexible, precise dose conformance and an innovative delivery system that is intended to offer the more advanced form of brachytherapy for the treatment of breast cancer.   North American Scientific’s NOMOS® Radiation Oncology Division provides external beam radiation therapy products for Serial Tomotherapy Intensity Modulated Radiation Therapy (IMRT) and Image-Guided Radiation Therapy (IGRT). Serial tomotherapy IMRT allows an escalated radiation dose to be delivered to a tumor while limiting exposure and damage to nearby healthy tissue. These products are marketed under the trade names nomosSTAT™and CORVUS® (our proprietary treatment planning software). The Company's IGRT products, BAT®, BATCAM™ and nTRAK™, provide fast and accurate targeting and localization of a treatment volume on a daily basis.  More than 500 hospitals and research sites worldwide are equipped with the Company's clinically proven serial tomotherapy, inverse treatment planning, image-guidance and ancillary treatment solutions. Please visit www.nasmedical.com for more information.

Statements included in this release that are not historical facts may be considered forward-looking statements that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company including, but not limited to, the impact of competitive products and pricing, technological changes, changes in relationships with strategic partners and dependence upon strategic partners for the performance of critical activities under collaborative agreements, the ability of the Company to successfully directly market and sell its products, uncertainties relating to patent protection and regulatory approval, the stable supply of appropriate isotopes, research and development estimates, market opportunities, risks associated with strategic opportunities or acquisitions the Company may pursue and the risk factors included in the Company's filings with the Securities and Exchange Commission. Any forward-looking statements contained in this news release speak only as of the date of this release, and the Company undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future results or otherwise.